Exhibit 99.1

FOR IMMEDIATE RELEASE

HERTZ AND DOLLAR THRIFTY AGREE TO $50 PER SHARE OFFER

Companies to Proceed Expeditiously to Secure Shareholder Vote
Hertz Commences Divestiture of Advantage Rent-a-Car

PARK RIDGE, NJ, and TULSA, OK, Sept. 12, 2010 -- Hertz Global Holdings, Inc.  (NYSE: HTZ) (“Hertz”) and Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) (“Dollar Thrifty”) today jointly announced an agreement to amend their merger agreement to  provide for Hertz to acquire Dollar Thrifty for an increased purchase price of $50.00 per share, valued at the Friday, September 10, 2010 closing price of Hertz stock of $10.05, consisting of $43.60 in cash (including approximately $6.87 per share to be paid by Dollar Thrifty as a special cash dividend immediately prior to the transaction closing) and 0.6366 of a share of Hertz common stock.  The revised price represents an increase of $10.80 per share in the cash consideration to be paid to Dollar Thrifty shareholders. The other key provisions of the original merger agreement are unchanged, including a $44.6 million reverse termination fee payable to Dollar Thrifty if required antitrust clearance is not obtained.   As an additional step to facilitate the prompt closing of the transaction, Hertz announced it has begun the process of divesting Advantage Rent-a-Car.

Dollar Thrifty has postponed its special meeting of shareholders with respect to the merger, previously scheduled to occur on September 16, 2010, to September 30, 2010, to allow shareholders sufficient time to consider the revised terms of the merger agreement.  Further details regarding such revised terms, as well as the place and time of the special meeting, will be furnished to Dollar Thrifty shareholders in the near future.

Commenting on the revised merger agreement, Mark P. Frissora, Hertz’s Chairman and Chief Executive Officer, and Thomas P. Capo, Dollar Thrifty’s Chairman of the Board, said, “We are pleased to reach an agreement that reflects the significant improvement in Dollar Thrifty’s operating performance since the initial merger agreement was executed on April 25, 2010, and is further supported by Hertz’s divestiture commitment to assure timely completion of the transaction.  We believe a combination of our companies is in the best interest of our respective stakeholders.  Our companies will work together to secure a favorable shareholder vote as soon as possible and to ensure a smooth transition for our organizations after deal closure.”

Mr. Frissora added, “We have begun the process of divesting Advantage Rent-a-Car, and we already have received interest from several unsolicited parties.   It is clear to us that brand divestiture will be required to complete a transaction involving Dollar Thrifty that satisfies regulators’ concerns.   Such an outcome was contemplated in our initial merger agreement, and is carried forward in the revised agreement.   Divesting Advantage will increase deal certainty, which has always been a critical element in any transaction involving Dollar Thrifty.”

Finally, Hertz has announced that its Investor Day, previously scheduled for September 30, 2010, will be rescheduled for a later date.

ABOUT HERTZ
Hertz is the largest worldwide airport general use car rental brand operating from more than 8,300 locations in 146 countries worldwide. Hertz is the number one airport car rental brand in the U.S. and at 81 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Asia, Australia and New Zealand. In addition, the Company has licensee locations in cities and airports in Africa and the Middle East. Product and service initiatives such as Hertz #1 Club Gold(R), NeverLost(R) customized, onboard navigation systems, SIRIUS XM Satellite Radio, and unique cars and SUVs offered through the Company's Prestige, Fun and Green Collections, set Hertz apart from the competition. The Company also operates the Advantage car rental brand at 26 airports in the U.S., global car sharing club, Connect by Hertz, in New York City, Berlin, London, Madrid and Paris. Hertz also operates one of the world's largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, and new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers from approximately 325 branches in the United States, Canada, China, France, Spain and Italy.

ABOUT DOLLAR THRIFTY
Through its Dollar Rent A Car and Thrifty Car Rental brands, Dollar Thrifty has been serving value-conscious leisure and business travelers since 1950. Dollar Thrifty maintains a strong presence in domestic leisure travel in virtually all of the top U.S. and Canadian airport markets, and also derives a significant portion of its revenue from international travelers to the U.S. under contracts with various international tour operators. Dollar and Thrifty have approximately 300 corporate locations in the United States and Canada, with approximately 6,000 employees located mainly in North America. In addition to its corporate operations, Dollar Thrifty maintains global service capabilities through an expansive franchise network of over 1,250 franchises in 81 countries. For additional information, visit www.dtag.com or the brand sites at www.dollar.com and www.thrifty.com.

FORWARD-LOOKING STATEMENTS
This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Hertz and Dollar Thrifty and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that (1) Hertz and Dollar Thrifty may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Hertz and Dollar Thrifty; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Hertz and Dollar Thrifty. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Hertz and Dollar Thrifty. Neither Hertz nor Dollar Thrifty assumes any obligation and expressly disclaims any duty to update the information contained herein except as required by law.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
In connection with the proposed merger, Hertz filed with the SEC a registration statement on Form S-4 (SEC file number 333-167085) that includes a preliminary prospectus of Hertz and a preliminary proxy statement of Dollar Thrifty. The registration statement was declared effective by the SEC on August 16, 2010, and the proxy statement/prospectus has been mailed to Dollar Thrifty stockholders on or about August 17, 2010. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain, or will contain, important information about Hertz, Dollar Thrifty and the proposed merger. Investors and security holders may obtain these documents (and any other documents filed by Hertz or Dollar Thrifty with the SEC) free of charge at the SEC's website at www.sec.gov. In addition, the documents filed with the SEC by Hertz may be obtained free of charge on Hertz's internet website at www.hertz.com or by contacting Hertz's Investor Relations Department at 201-307-2100. Copies of the documents filed with the SEC by Dollar Thrifty will be available free of charge on Dollar Thrifty's internet website at www.dtag.com or by contacting Dollar Thrifty's Investor Relations Department at 918-669-2119. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Hertz, Dollar Thrifty and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Dollar Thrifty in favor of the proposed merger. Information about the executive officers and directors of Hertz and their ownership of Hertz common stock is set forth in the proxy statement for Hertz's 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2010. Information about the executive officers and directors of Dollar Thrifty and their ownership of Dollar Thrifty common stock is set forth in Dollar Thrifty's proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2010. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Hertz, Dollar Thrifty and their respective executive officers and directors in the proposed merger by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

Hertz Contacts:
Leslie Hunziker	Richard Broome
Investor Relations	Media Relations
(201) 307-2337	(201) 307-2486
lhunziker@hertz.com	rbroome@hertz.com

Dollar Thrifty Contacts:
Kindra Marts	David Reno/Stephanie Pillersdorf
Investor Relations	Media Relations
918-669-2119	Sard Verbinnen & Co.
kindra.marts@dtag.com	212-687-8080